United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2010

ACCEPTANCE INSURANCE COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7461
(State of Formation)	(Commission File Number)

31-0742926

(IRS Employer Identification Number)

300 West Broadway Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.03.	Bankruptcy or Receivership

As previously disclosed, on January 7 2005, Acceptance Insurance Companies Inc. (the “Company”) filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nebraska (the “Bankruptcy Court”). The Company intends to file a motion with the Bankruptcy Court on or about August 13, 2010 to convert the Chapter 11 proceeding to a proceeding under Chapter 7 of the Bankruptcy Code. If the conversion to Chapter 7 is approved by the Bankruptcy Court, the Company no longer will remain in possession of its remaining assets and properties, will cease operating its remaining businesses and managing its remaining properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code and its assets and properties will be liquidated and/or held for the benefit of creditors. The Company believes that its stockholders and the holders of the Preferred Securities issued by AICI Capital Trust will not receive material distributions in or after the liquidation proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEPTANCE INSURANCE COMPANIES INC.

	By	/s/ John E. Martin
John E. Martin, President and Chief Executive Officer
August 10, 2010